Exhibit 99.1

Venus Concept Announces $11 million Debt-to-Equity Exchange Transaction

Continued improvement of the Company’s financial position through additional reduction of outstanding debt by Madryn Asset Management

TORONTO, April 1, 2025 (GLOBE NEWSWIRE) -- Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced today that, on March 31, 2025, the Company exchanged $11.0 million of its subordinated convertible notes held by affiliates of Madryn Asset Management, LP (“Madryn”) for 379,311 shares of its Series Y preferred stock. Following the transaction, the Company had total debt obligations of approximately $35.5 million, down 54% from $76.7 million outstanding as of March 31, 2024, and down 11% from $39.7 million outstanding as of December 31, 2024.

“Yesterday’s transaction builds upon our on-going efforts to optimize the capital structure of the company, with an additional debt exchange that further reduces our debt balance,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “This creates additional flexibility in our balance sheet as we continue the journey towards sustained, long-term growth and profitability. The transaction could not have been accomplished without Madryn’s continued commitment to the partnership with Venus.”

“We believe Venus has improved the business operationally through its transformation plan and the debt conversion reflects our support of the Company’s journey,” said Avinash Amin, MD, Managing Partner at Madryn Asset Management, LP. “We look forward to the next phase of the Company’s evolution with the strengthened balance sheet and new product roadmap.”

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, and projections about our business and the industry in which we operate, as well as management's beliefs and assumptions, and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, the Company’s ability to achieve its strategic goals and return to profitability, as well as those risks and uncertainties described under Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reaches over 60 countries and 10 direct markets. Venus Concept's product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa PRO, Venus Legacy, Venus Velocity, Venus Viva, Venus Glow, Venus Bliss, Venus Bliss MAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept's hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, Masters Special Situations, and Madryn Asset Management, L.P.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com